UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 14, 2018

CONTANGO OIL & GAS COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 236-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b¬2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

Contango Oil & Gas Company (the “Company”) held its annual meeting of stockholders on May 14, 2018. At the meeting, stockholders (1) elected all of the directors nominated by the Board of Directors, (2) ratified the appointment of Grant Thornton LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2018, and (3) approved, on an advisory basis, the compensation of the Company’s named executive officers. The foregoing proposals are described in more detail in the Company’s definitive proxy statement dated April 6, 2018.

Proposal 1 – Election of Directors

Each director was electedas follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joseph J. Romano	15,683,627	1,525,820	36,388	6,483,510
Allan D. Keel	15,873,375	1,323,358	49,102	6,483,510
B.A. Berilgen	15,496,900	1,701,996	46,939	6,483,510
B. James Ford	15,936,728	1,262,183	46,924	6,483,510
Lon McCain	15,761,229	1,435,504	49,102	6,483,510
Charles M. Reimer	15,684,101	1,515,714	46,020	6,483,510

Proposal 2 – Ratification of the Appointment of Independent Accountants

The appointment of Grant Thornton LLP was ratified as follows:

Votes For	Votes Against	Abstentions
22,171,948	606,203	951,194

Proposal 3 – Advisory Vote on Executive Compensation

The advisory vote on compensation of the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,798,320	1,381,124	66,391	6,483,510

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: May 15, 2018	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer